UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
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Spring 2026

Proxy Season
Stockholder Engagement

AVERY DENNISON

MAKING POSSIBLE™

Safe Harbor Statement

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties, which could cause our actual results to differ materially from the expected results, performance or achievements expressed or implied by such forward-looking statements. We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impact on underlying demand for our products from global economic conditions, tariffs, geopolitical uncertainty, and changes in environmental standards, regulations and preferences; (ii) competitors' actions, including pricing, expansion in key markets, and product offerings; (iii) the cost and availability of raw materials; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following:

- International Operations – worldwide economic, geopolitical, social and labor conditions; changes in geopolitical conditions, including those related to trade relations and tariffs, China, the Russia-Ukraine war, the Israel-Hamas war and related hostilities in the Middle East; fluctuations in foreign currency exchange rates; and other risks associated with international operations, including in emerging markets
- Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, laws and regulations, customer preferences; environmental regulations and sustainability trends; the impact of competitive products and pricing; the execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; the financial condition of distributors; outsourced manufacturers; product and service quality claims; restructuring and other cost reduction actions; our ability to generate sustained productivity improvement and our ability to achieve and sustain targeted cost reductions; the timely development and market acceptance of new products, including sustainable or sustainably-sourced products; our investment in development activities and new production facilities; the collection of receivables from customers; and our sustainability and governance practices
- Information Technology – disruptions in information technology systems; cyber security events or other security breaches; and successful installation of new or upgraded information technology systems
- Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; and the realization of deferred tax assets
- Human Capital – recruitment and retention of employees and collective labor arrangements
- Our Indebtedness – our ability to obtain adequate financing arrangements and maintain access to capital; credit rating risks; fluctuations in interest rates; and compliance with our debt covenants
- Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases
- Legal and Regulatory Matters – protection and infringement of our intellectual property; the impact of legal and regulatory proceedings, including with respect to compliance and anti-corruption, environmental, health and safety, and trade compliance
- Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2025 Form 10-K, filed with the Securities and Exchange Commission on February 25, 2026.

The forward-looking statements included in this document are made only as of its filing date, and we assume no duty to update these forward-looking statements to reflect new, changed or unanticipated events or circumstances, other than as may be required by law.

Areas of Focus

- We Appreciate Your Support at Our Annual Meeting
- Company Overview
- Board with Balanced Mix of Qualifications, Skills and Experience
- Stockholder Proposal for Independent Board Chairman
- 2025 CEO Pay Aligned to Performance
- Stockholder Engagement
- Leading in Sustainability

Appendix A – Financial Highlights
Appendix B – Reconciliation of Non-GAAP Financial Measures from GAAP

AVERY DENNISON

We Appreciate Your Support at Our Annual Meeting

Our Board recommends that you vote FOR all management proposals and AGAINST the stockholder proposal

	PROPOSAL	BOARD VOTE RECOMMEDATION
1	**Election of directors** See 2026 Proxy Statement page 37	**FOR** Our experienced and balanced Board continues to deliver long-term value for our stockholders
2	**Advisory vote to approve executive compensation** See 2026 Proxy Statement page 47	**FOR** The Compensation Committee oversees our executive compensation program, which is designed to deliver pay for performance, with realized compensation primarily dependent on achievement of our annual financial goals and longer-term value creation objectives that advance the interests of our stockholders
3	**Ratification of appointment of PwC as independent registered public accounting firm for fiscal year 2026** See 2026 Proxy Statement page 88	**FOR** *PwC is well-qualified to continue serving as our independent registered public accounting firm, has a deep understanding of our operations and accounting practices, and maintains rigorous procedures to ensure independence from our management, Board and company*
4	**Vote on stockholder proposal for independent Board Chairman, in properly presented during meeting** See 2026 Proxy Statement page 95	**AGAINST** *Our Board believes that the policy sought by the proponent is unnecessary and not in the best interests of our company and stockholders. It is critical that our Board continues to maintain the discretion to determine its appropriate leadership structure consistent with the business judgment afforded to it under Delaware law and our Governance Guidelines; in addition to a robust Lead Independent Director role, we have a Board and governance profile that helps ensure independent oversight of management and accountability to our stockholders; and, during engagements on this topic, our stockholders have expressed broad support for our current Board leadership structure.*

Company Overview

Our vision is to leverage the strengths of our Materials and Solutions businesses to connect the physical and digital to solve some of the world's most complex challenges. We are focused on expanding our leading position in connecting physical items to digital identities and driving growth in high-value categories (HVC) organically and inorganically while strengthening our base businesses.

FY 2025 Financial Highlights

$8.9B | 2025 Net Sales ▲ 1.1%

$9.53 | 2025 Adj. EPS* ▲ 1.1%

15.0% | 2025 ROTC* Comparable to PY

16.4% | 2025 Adj. EBITDA Margin* Comparable to PY

* Adjusted EPS, return on total capital (ROTC) and adjusted EBITDA margin are non-GAAP financial measures that are defined, qualified and reconciled from generally accepted accounting principles in the United States of America (GAAP) in Appendix B.

Our Business Fundamentals

- We are exposed to diverse and growing markets, largely anchored in consumer staples.
- We are industry leaders in our primary businesses, with significant competitive advantages in scale and innovation.
- We have a strong foundation in our core businesses, which enables us to deliver growth above gross domestic product and strong cash flow.
- We possess catalysts for long-term growth in high-value categories that represent an increasing proportion of our portfolio, provide competitive differentiation and enable higher margins, as well as in emerging markets.
- We have a strong innovation and productivity culture and an engaged global team that demonstrates agility to adjust our priorities to win in the marketplace.
- We maintain a strong balance sheet and disciplined approach to capital allocation that provides investment flexibility to drive further earnings growth.

Our Businesses

Global scale; operations in 50+ countries with ~35K employees; ~200 operating locations; strong presence in emerging markets



Materials Group

- Pressure-sensitive materials
- Label materials
- Graphics and reflective materials
- Functional bonding materials (e.g., tapes)



Intelligent Labels Platform

- RFID item-level sensors
- Ambient IoT supply chain technologies
- Connected product cloud platform



Solutions Group

- Branding and embellishment solutions
- Digital identification and data management solutions
- Productivity, pricing and retail media solutions

HVC are a key driver for enterprise growth and portfolio strength


55% Base
2025 Sales
45% HVC

By enhancing the functionality of materials and adding digital identities to physical items, we enable our customers to unlock growth, drive productivity and advance sustainability

Board with Balanced Mix of Qualifications, Skills and Experience

Our Board oversees, counsels and ensures management is serving the best interests of our company, with a view toward maximizing the performance of our business and delivering long-term value for all our stakeholders.

Board Leadership Structure

Chairman	Lead Independent Director
	
Mitch Butier *Chairman & Former CEO Avery Dennison* • Non-Independent • Director since 2016 • Age: 54 • Other Public Boards: None • Committees: FC (C), CSC	**Patrick Siewert** *Retired Managing Director & Partner The Carlyle Group* • Independent • Director since 2005 • Age: 70 • Other Public Boards: Mondelēz International, Inc. • Committees: AC, FC, GC

Following a successful CEO transition and consistent with the range of anticipated timing for the Executive Chairman role, Mitch Butier ceased serving as a company executive officer and employee after the 2025 Annual Meeting.

Effective January 2026, the Board formed a standalone Cybersecurity Committee

AC = Audit Committee CC = Compensation Committee
GC = Governance Committee FC = Finance Committee
CSC = Cybersecurity Committee (C) = Committee Chair



Andres Lopez
Retired President & CEO
O-I Glass

- Independent
- Director since 2017
- Age: 63
- Other Public Boards: None
- Committees: AC, CC



Bradley Alford
Retired Chairman & CEO
Nestlé USA

- Independent
- Director since 2010
- Age: 69
- Other Public Boards: Lamb Weston Holdings, Inc. Perrigo Company PLC
- Committees: CC (C), GC



New to Board

David Flitman
CEO
US Foods

- Independent
- Director since 2025
- Age: 61
- Other Public Boards: US Foods Holding Corp.
- Committees: CC



Deon Stander
President & CEO
Avery Dennison

- Non-Independent
- Director since 2023
- Age: 57
- Other Public Boards: None
- Committees: FC



Francesca Reverberi
SVP, Engineered Materials & Plastics Solutions, Trinseo

- Independent
- Director since 2023
- Age: 54
- Other Public Boards: None
- Committees: CC



Maria Fernanda Mejia
Retired CEO, International
Newell Brands

- Independent
- Director since 2024
- Age: 62
- Other Public Boards: None
- Committees: AC



Ward Dickson
Retired EVP & CFO
WestRock

- Independent
- Director since 2024
- Age: 63
- Other Public Boards: Ameren Corporation
- Committees: AC (C), FC, CSC



William Wagner
CEO
Semrush Holdings

- Independent
- Director since 2022
- Age: 59
- Other Public Boards: Semrush Holdings, Inc.
- Committees: GC (C), CSC (C)

✓ Substantial Majority of Board Independent (80%)	✓ Public Company Leadership or Board Experience	✓ Regular Board Refreshment and Succession Planning	✓ 100% Meeting Attendance

Board with Balanced Mix of Qualifications, Skills and Experience (cont.)

As part of its ongoing director succession planning process, the Governance Committee regularly discusses and reports to our Board on the skills, qualifications and demographics desirable for our Board to best serve our company's needs.

Board Refreshment

As part of this process, the Governance Committee most recently initiated a search for new directors with public company board experience and global food, experience and global food, logistics and/or supply chain expertise, which led to the **appointment of David Flitman to our Board in July 2025**.

✓ Annual election of directors

✓Annual Board/Committee evaluations and biannual individual director feedback process

Director Experience and Demographics

Industry Experience*

Functional Experience*



Digital/Technology
Retail
Consumer Goods
Packaging
Materials Science
Industrial Goods
0 2 4 6 8 10
# of Directors
Finance
Marketing
M&A
Environmental/Sustainability
Cybersecurity
Science/Engineering/R&D
0 2 4 6 8 10
# of Directors
Technical expertise
Supervisory experience
Substantial knowledge

Age



Avg.
61 Years
50-54
55-59
60-64
65-70

Tenure



Avg.
7 Years
<1-4
5-10
11-15
16+

* Definitions for levels of industry and functional experience:
- Technical expertise - Direct management experience or subject matter expertise during professional career
- Supervisory experience - Supervisory management experience during professional career
- Substantial knowledge - Knowledge from serving on board of another U.S. public company and/or gained from investment banking or private equity experience.

Key Board Responsibilities

- Establish Board/Committee composition, structure and responsibilities to ensure **strong independent oversight**
- Conduct **director succession planning** to maintain **engaged Board** with balance of qualifications, skills, industry and functional experience, and demographics
- Oversee **businesses, strategy execution, risk mitigation, governance profile and sustainability progress**
- Approve **annual operating plan** and key strategic decisions, including **acquisitions** and significant fixed and information technology capital expenditures
- Maintain **integrity of financial statements** and oversee **capital allocation strategies**, including **dividends and share repurchases**
- Evaluate performance of senior leaders and determine **executive compensation**
- Conduct **CEO and other executive succession planning** to develop leaders that will advance our future growth

Stockholder Proposal for Independent Board Chairman

It is critical that our Board continues to maintain the discretion to determine its appropriate leadership structure consistent with the business judgment afforded to it under Delaware law and our Governance Guidelines.

- This structure has been a topic of discussion in certain of our annual off-season stockholder engagements. While some investors have expressed a preference for an independent Board Chairman, **overall they have broadly expressed support for our current structure and annual review process, including during Mitch Butier's time as Chairman**.
- In addition, we have experienced significant Board and leadership changes in recent years; having a Chairman with substantial experience with both management and our Board during this period has been extremely valuable to our CEO, independent directors and stockholders.

Non-Independent Chairman	Robust Lead Independent Director
Primary Responsibilities	
In addition to customary duties of Chairman: • Provide **Board's collective input on company strategies** to CEO • Engage with CEO on **value-enhancing strategic opportunities**, as well as other key relationships and strategic alliances • Support CEO and Company Leadership Team in **expanding and deepening relationships with key stakeholders** • If requested by management, participate in **Advisory Councils** • **Mentor CEO**, acting as principal liaison between him and Board members	• **Preside over executive sessions of independent directors** and Board meetings where Chairman is not present • **Approve Board meeting agendas**, schedules and other information sent to our Board • **Call meetings of independent directors** if/as needed • **Consult and meet with stockholders** • **Serve as liaison between Chairman and independent directors**

In addition to a robust Lead Independent Director role, we have a Board and governance profile that helps ensure independent oversight of management and accountability to our stockholders.

- ***Substantial Majority of Board Independent.*** 80% of our directors are independent, with the two exceptions being Mitch Butier, our Chairman, and Deon Stander, our CEO.
- ***Key Board Committees Fully Independent.*** The Chairs and all members of the Audit Committee, Compensation Committee and Governance Committee are independent directors.
- ***Annual Board/Committee Evaluations.*** Our Board and each of its committees annually evaluate their performance to ensure that they are functioning effectively. These evaluations include an assessment of our Chairman and Lead Independent Director, each of whom has received consistently positive feedback.
- ***Independent Director Executive Sessions.*** Our independent directors hold executive sessions at least once a year and as often as needed during which they discuss the performance of our Chairman and our CEO, management as a whole and our company. Our Lead Independent Director presides over these sessions.

Our Board recommends that you vote AGAINST the stockholder proposal for an independent Board Chairman, if properly presented during the meeting.

2025 CEO Pay Aligned to Performance

Target Total Direct Compensation (TDC) is established to incent strong operational and financial performance and superior stockholder value creation aligned with our near- and long-term strategic priorities.

CEO Target TDC



Base Salary
11%
AIP Award
15%
MSUs
37%
PUs
37%
89%
Performance-based

Performance-Based Elements	Long-term	Performance Units (PUs)	• 50% of long-term incentive (LTI) with payout = 0% to 200% of target award
			• Three-year performance period
			  • Company EVA[1] (50%)
			  • Company Relative TSR[2] (50%)
			• Cumulative EVA goals tied to superior TSR objective and long-term financial targets
			• Relative TSR payout capped at 100% if absolute TSR is negative

Performance-Based Elements	Long-term	Market-Leveraged Stock Units (MSUs)	• 50% of LTI with payout = 0% to 200% of target award • One-, two-, three- and four-year performance periods • 100% Company Absolute TSR[3]
Performance-Based Elements	Annual	Annual Incentive Plan (AIP) Award	• 60% Adjusted EPS • 20% Adjusted Free Cash Flow • 20% Adjusted Sales Growth • Drives performance to deliver annual company financial goals • Individual performance modifier based on achievement of predetermined strategic objectives (generally capped at 100%)
		Base Salary	• Annual fixed-cash compensation generally set around market median

[1] Economic Value Added (EVA) is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from after-tax operating profit
[2] Relative Total Stockholder Return (TSR) compares our TSR to that of companies in a peer group described in the Compensation Discussion and Analysis of our 2026 proxy statement
[3] Absolute TSR measures the return that we provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends)
[4] Adjusted EPS, adjusted free cash flow, adjusted sales growth are defined in Appendix B

STRONG COMPENSATION GOVERNANCE PRACTICES

1. Compensation primarily performance-based
2. Capped AIP award consistent with annual financial goals
3. Majority long-term equity incentive compensation
4. Rigorous stock ownership policy

Stockholder Engagement

Our Board and management believe that ongoing stockholder engagement fosters a deeper understanding of evolving investor expectations and helps ensure we continue to reflect best practices.

2025 Engagement Results*

We contacted our top 35 investors in proxy season and the off-season. Our Lead Independent Director and management answered questions and discussed matters of investor interest. **We engaged with every stockholder who accepted our invitation to meet or otherwise requested a meeting, and our Lead Independent Director (LID) led the majority of our off-season engagements.**

Outreach



64%

Conversations



28%
LID-led

* Based on percentage of shares outstanding.

2025 Feedback Topics

Governance

- Board composition
- Board leadership structure
- Board refreshment
- Board onboarding, education, risk oversight and engagement
- 2025 stockholder proposal on excessive golden parachutes

Executive Compensation

- Potential changes to our executive compensation program under consideration by the Compensation Committee during 2025, as previewed in 2026 proxy statement

Environmental Sustainability

- Our integration of environmental sustainability into our strategy and Board oversight
- Our financial impact of our sustainability efforts
- Our progress against our 2025 and 2030 sustainability goals
- Our efforts and challenges in reducing Scope 3 GHG emissions
- Our evaluation of our supply chain
- Our water usage
- Our processes to prevent the use of restricted chemicals
- Our sustainability assessment diligence process and impact of recent acquisitions

Board Responsiveness

We discussed the results and feedback from our 2025 engagement regarding executive compensation and social sustainability with the Compensation Committee and regarding governance and environmental sustainability with the Governance Committee. We also shared highlights with our Board to supplement the reports from those Committee Chairs.

Leading in Sustainability

Having reached the end of their ten-year horizon, we substantially achieved the 2025 sustainability goals we set in 2015, including delivering all those related to environmental sustainability. Our 2030 sustainability goals prioritize the most significant environmental and social sustainability challenges facing our company and stakeholders.

With strategic guidance and direction provided by our CEO, management is responsible for ensuring that we continue to make progress toward achieving our sustainability goals through our Sustainability Council. Board oversight of environmental sustainability and community investment is primarily conducted by the Governance Committee, which receives a report from management on each of these topics at least annually. Board oversight of social sustainability is primarily conducted by the Compensation Committee, which discussed talent matters at multiple meetings in 2025, including enterprise human resources strategy, executive session planning, and pay equity and transparency.

	2030 Goals	2015 Baseline	Progress Highlights
Deliver innovations that advance the circular economy	Satisfy the recycling, composting or reuse requirements of all single-use consumer packaging and apparel with our products and solutions Solutions Group: 100% of core product categories (printed fabric labels, woven labels, paper, interior heat-transfer labels, packaging and RFID) will meet our Sustainable ADvantage standard	--	**82%** (based only on Apparel Solutions) in 2025
	Materials Group: 100% of standard label products will contain recycled or renewable content; all regions will have labels that enable circularity of plastics	--	**67%** (based only on Label and Graphic Materials) in 2025
Reduce our environmental impact in our operations and supply chain	Reduce our Scope 1 and 2 GHG emissions by 70% from our 2015 baseline	--	Scope 1 and 2: **61%** in 2025
	Work with our supply chain to reduce our 2018 baseline Scope 3 GHG emissions by 30%, with an ambition of net zero by 2050	--	Scope 3: PY calculations available in most recent CDP Climate response
	Source 100% of paper fiber from certified sources focused on a deforestation-free future	45% FSC-certified	**>99%** certified in 2025
	Divert 95% of waste away from landfills, with a minimum of 80% of our waste recycled and the remainder either reused, composted or sent to energy recovery	84% landfill-free 55% recycled	**94%** landfill-free in 2025 **77%** recycled in 2025
	Deliver a 15% increase in water efficiency at our sites that are located in high- or extremely high-risk countries as identified in the World Resources Institute Aqueduct Tool	--	**4%** increase in efficiency in 2025
Make a positive social impact by enhancing the livelihood of our people and communities	Foster an engaged team and inclusive workplace: • Inclusion index: 85% • Employee engagement: 82% • Females in manager level or above positions: 40% • Safety: 0.2 Recordable Incident Rate (RIR)	-- 80% 32% 0.31 RIR	**81%** in 2025 **86%** in 2025 **37%** at YE 2025[1] **0.17 RIR** in 2025
	Support employee participation in Avery Dennison Foundation (ADF) grants and foster the well-being of local communities • 85% of countries in which we operate receive ADF grants • 50% of all ADF grants incorporate volunteerism	-- --	Made 2025 ADF grants in **77%** of countries in which we operate **95%** of 2025 grants incorporated employee volunteerism

[1] Our goal is to foster a workforce representative of the communities in which we operate; as one indicator, we track the percentage of females in manager level and above positions globally.

Appendix A

Financial Highlights

AVERY DENNISON

Execution of Key Strategies Delivering Strong Financial Performance

Drive outsized growth in high-value categories through market-driven innovation	Grow profitably in our base businesses	Lead at the intersection of the physical and digital	Effectively allocate capital and relentlessly focus on productivity	Lead in an environmentally and socially responsible manner

Net Sales
Sales Change Ex. Currency*



($M)
$8,364
$8,756
$8,856
5.1%
0.4%
2023
-6.9%
2024
2025

Reported EPS
Adjusted EPS*



$6.20
$7.90
$8.73
$9.43
$8.79
$9.53
2023
2024
2025

Net Cash Provided by Operating Activities
Adjusted Free Cash Flow*



($M)
$826.0
$591.9
$938.8
$699.5
$881.4
$707.1
2023
2024
2025

Net Income
Return on Total Capital (ROTC)*



($M)
$503.0
12.4%
$704.9
15.8%
$688.0
15.0%
2023
2024
2025

* Sales change excluding the impact of currency (sales change ex. currency), adjusted EPS, adjusted free cash flow, and ROTC are non-GAAP financial measures that are defined, qualified and reconciled from GAAP in Appendix B.

We exited a dynamic and challenging 2025 not just more resilient, but structurally stronger to deliver longer-term value creation. Continued advancement of our strategic priorities underpins our confidence in returning to stronger growth and delivering top-quartile returns, and we entered 2026 with a clear path to achieving our 2025-2028 financial targets.

Disciplined Capital Allocation Delivering Long-Term Stockholder Value

Capital Allocation

- We invest in our businesses to support organic growth and seek to acquire or invest in companies that can accelerate our strategies by expanding our exposure in high-value categories, increasing our pace of innovation and advancing our sustainability priorities. In 2025, we made $200.4 million in fixed and information technology capital expenditures. We also expanded our Materials Group's high-value specialty adhesives portfolio through the acquisition of Taylor Adhesives for approximately $390 million and made venture investments in five companies.
- In 2025, we paid $288.4 million in dividends of $3.70 per share, having raised our quarterly dividend rate by 7% in April 2025. In addition, we repurchased 3.2 million shares of our common stock, with payments for share repurchases of $572.3 million, having accelerated repurchases when our share price was significantly lower than its intrinsic value.
- From 2021 to 2025, we have deployed more than $2 billion to acquisitions (including venture investments) and made payments that returned nearly $2.8 billion to stockholders in dividends and share repurchases.

ACQUISITIONS


($M)
$1,477.6
$39.5
$224.9
$3.8
$401.8
2021
2022
2023
2024
2025

DIVIDENDS


($M)
$220.6
$238.9
$256.7
$277.5
$288.4
2021
2022
2023
2024
2025

SHARE REPURCHASES


($M)
$180.9
$379.5
$137.5
$247.5
$572.3
2021
2022
2023
2024
2025

Stockholder Value Creation

- Our TSR in 2025, while slightly negative, was significantly higher than the TSR of the Dow Jones U.S. Container & Packaging Index, the closest broad-based index we use as a comparator group, but lower than the S&P 500 Industrials Index and the S&P 500 Index.
- We believe that our five-year TSR is a more meaningful measure than our one-year TSR as it is consistent with the time horizon of our financial targets and goal to deliver long-term value for our investors. While lower than the broader two of these indices, our five-year TSR outperformed the Dow Jones U.S. Container & Packaging Index.

FIVE-YEAR CUMULATIVE TSR


100%
80%
60%
40%
20%
0%
-20%
96%
90%
27%
1%
YE2020
2021
2022
2023
2024
2025
AVY
Dow Jones U.S. Container & Packaging Index
S&P 500 Industrials Index
S&P 500 Index

ONE-, THREE- AND FIVE-YEAR TSR

	AVY	Dow Jones U.S. Container & Packaging Index	S&P 500 Industrials Index	S&P 500 Index
2021	41%	12%	21%	29%
2022	(15)%	(17)%	(5)%	(18)%
2023	14%	7%	18%	26%
2024	(6)%	13%	17%	25%
2025	**(1)%**	**(10)%**	**19%**	**18%**
3-Year TSR	6%	9%	66%	86%
5-Year TSR	27%	1%	90%	96%

Appendix B

Reconciliation of Non-GAAP Financial Measures from GAAP

AVERY DENNISON

Use of Non-GAAP Financial Measures

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparisons with the results of competitors for quarters and year-to-date periods, as applicable. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are also useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal matters and settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture and other investments, currency adjustments due to highly inflationary economies, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use the following non-GAAP financial measures in this presentation:

- *Sales change ex. currency* refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustments for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. Additionally, where applicable, sales change ex. currency is also adjusted for the estimated impact of extra days in our fiscal year and the calendar shift resulting from extra days in the prior fiscal year. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior-period results translated at current-period average exchange rates to exclude the effect of foreign currency fluctuations.

  Our 2025 fiscal year began on December 29, 2024 and ended on December 31, 2025; fiscal years 2026 and beyond will be coincident with the calendar year beginning on January 1 and ending on December 31.
- *Organic sales change* refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.
  We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.
- *Adjusted EBITDA* refers to adjusted operating income before depreciation and amortization. Adjusted operating income is net income adjusted for taxes; other expense (income), net; interest expense; other non-operating expense (income), net; and other items.
- *Adjusted EBITDA margin* refers to adjusted EBITDA as a percentage of net sales.
- *Adjusted net income per common share, assuming dilution (adjusted EPS)*, refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

  We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.
- *Adjusted free cash flow* refers to cash flow provided by operating activities, less payments for property, plant and equipment, less payments for software and other deferred charges, plus proceeds from company-owned life insurance policies, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments, less net cash used for Argentine Blue Chip Swap securities. Where applicable, adjusted free cash flow is also adjusted for certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.
- *Return on total capital* (ROTC) refers to net income excluding interest expense and amortization of intangible assets from acquisitions, net of tax benefit, divided by the average of beginning and ending invested capital. We believe that ROTC assists investors in understanding our ability to generate returns from our capital.

Reconciliation of Non-GAAP Financial Measures from GAAP

SALES CHANGE EX. CURRENCY AND ORGANIC SALES CHANGE

($ in millions, except %)	2021	2022	2023	2024	2025	2021-2025 5-YR CAGR[1]	2024-2025 2-YR CAGR[2]
Net sales	**$8,408.3**	**$9,039.3**	**$8,364.3**	**$8,755.7**	**$8,855.5**	**4.9%**	**2.9%**
Reported net sales change	20.6%	7.5%	(7.5)%	4.7%	1.1%		
Foreign currency translation	(3.4)%	5.6%	0.6%	0.4%	(0.3)%		
Impact of extra days	1.4%	–	–	–	(0.4)%		
Sales change ex. currency (non-GAAP)[3]	18.6%	13.1%	(6.9)%	5.1%	0.4%	5.7%	2.7%
Acquisitions and product line divestiture	(3.1)%	(3.6)%	(0.8)%	(0.6)%	(0.2)%	(1.6)%	(0.4)%
Organic sales change (non-GAAP)[3]	15.6%	9.5%	(7.7)%	4.5%	0.2%	4.1%	2.3%

(1) Reflects five-year compound annual growth rates, with 2020 as the base period.
(2) Reflects two-year compound annual growth rates, with 2023 as the base period.
(3) Totals may not sum due to rounding.

Reconciliation of Non-GAAP Financial Measures from GAAP

ADJUSTED EPS

($ in millions, except per share amounts)	2021	2022	2023	2024	2025	2021-2025 5-YR CAGR[1]	2024-2025 2-YR CAGR[2]
As reported net income	**$740.1**	**$757.1**	**$503.0**	**$704.9**	**$688.0**	**4.4%**	**17.0%**
As reported net income per common share, assuming dilution	**$ 8.83**	**$ 9.21**	**$ 6.20**	**$ 8.73**	**$ 8.79**	**5.9%**	**19.1%**
Non-GAAP adjustments per common share, net of tax:							
Restructuring charges and other items[3]	0.05	(0.06)	1.85	0.75	0.75		
Argentine interest income	–	–	(0.15)	(0.05)	(0.01)		
Pension plan settlement and curtailment losses	0.03	–	–	–	–		
Adjusted net income per common share, assuming dilution (non-GAAP)	$ 8.91	$ 9.15	$ 7.90	$ 9.43	$ 9.53	6.1%	9.8%

Adjusted tax rates were 25%, 24.7%, 25.8%, 25.9% and 25.5% for 2021, 2022, 2023, 2024 and 2025, respectively.

(1) Reflects five-year compound annual growth rates, with 2020 as the base period.

(2) Reflects two-year compound annual growth rates, with 2023 as the base period.

(3) Other items include (gain)/loss on venture and other investments, net, gain on sale of product line, (gain)/loss on sales of assets, outcomes of legal matters and settlements, net, transaction and related costs, and losses from Argentine peso remeasurement and Blue Chip Swap transactions.

Reconciliation of Non-GAAP Financial Measures from GAAP

RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2023	2024	2025
As reported net income	**$ 503.0**	**$ 704.9**	**$ 688.0**
Interest expense, net of tax benefit	86.2	86.5	100.7
Intangible amortization, net of tax benefit	62.5	66.1	69.0
Effective tax rate	27.6%	26.1%	25.6%
Net income, excluding interest expense and intangible amortization, net of tax benefit	$ 651.7	$ 857.5	$ 857.7
Total debt	$3,244.3	$3,152.2	$3,732.9
Shareholders' equity	$2,127.9	$2,312.3	$2,242.1
Total debt and shareholders' equity	$5,372.2	$5,464.5	$5,975.0
ROTC (non-GAAP)	12.4%	15.8%	15.0%

Reconciliation of Non-GAAP Financial Measures from GAAP

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGINS

($ in millions, except %)	2021	2022	2023	2024	2025	2021-2025 5-YR CAGR[1]	2024-2025 2-YR CAGR[2]
Net sales	**$8,408.3**	**$9,039.3**	**$8,364.3**	**$8,755.7**	**$8,855.5**		
As reported net income	**$ 740.1**	**$ 757.1**	**$ 503.0**	**$ 704.9**	**$ 688.0**		
Adjustments:							
Interest expense	70.2	84.1	119.0	117.0	135.4		
Other non-operating expense (income), net	(4.1)	(9.4)	(30.8)	(26.7)	(14.2)		
Provision for income taxes	248.6	242.2	191.7	248.6	237.1		
Equity method investment losses	3.9	–	–	–	–		
Operating income before interest expense, other non-operating expense (income), net, provision for income taxes, and equity method investment losses	**$1,058.7**	**$1,074.0**	**$ 782.9**	**$1,043.8**	**$1,046.3**	**5.3%**	**15.6%**
Operating margins	**12.6%**	**11.9%**	**9.4%**	**11.9%**	**11.8%**		
Non-GAAP adjustments:							
Restructuring charges, net of reversals:							
Severance and related costs, net of reversals	$ 10.5	$ 7.6	$ 70.8	$ 35.4	$ 43.2		
Asset impairment and lease cancellation charges	3.1	0.1	8.6	6.5	4.0		
Other items[3]	(8.0)	(8.3)	101.5	36.4	30.3		
Adjusted operating income (non-GAAP)	$1,064.3	$1,073.4	$ 963.8	$1,122.1	$1,123.8		
Adjusted operating margins (non-GAAP)	12.7%	11.9%	11.5%	12.8%	12.7%		
Depreciation and amortization	$ 244.1	$ 290.7	$ 298.4	$ 312.2	$ 328.2		
Adjusted EBITDA (non-GAAP)	$1,308.4	$1,364.1	$1,262.2	$1,434.3	$1,452.0	6.3%	7.3%
Adjusted EBITDA margins (non-GAAP)	15.6%	15.1%	15.1%	16.4%	16.4%		

(1) Reflects five-year compound annual growth rates, with 2020 as the base period.
(2) Reflects two-year compound annual growth rates, with 2023 as the base period.
(3) Includes pre-tax (gain)/loss on venture and other investments, net, gain on sale of product line, (gain)/loss on sales of assets, outcomes of legal matters and settlements, net, transaction and related costs, and losses from Argentine peso remeasurement and Blue Chip Swap transactions.

Reconciliation of Non-GAAP Financial Measures from GAAP

ADJUSTED FREE CASH FLOW

($ in millions)	2023	2024	2025
Net cash provided by operating activities	**$ 826.0**	**$ 938.8**	**$ 881.4**
Purchases of property, plant and equipment	(265.3)	(208.8)	(169.0)
Purchases of software and other deferred charges	(19.8)	(31.0)	(31.4)
Proceeds from company-owned life insurance policies	48.1	–	–
Purchases of Argentine Blue Chip Swap securities	–	(34.2)	–
Proceeds from sales of Argentine Blue Chip Swap securities	–	24.0	–
Proceeds from sales of property, plant and equipment	1.0	0.6	22.6
Proceeds from insurance and sales (purchases) of investments, net	1.9	10.1	3.5
Adjusted free cash flow (non-GAAP)	$ 591.9	$ 699.5	$ 707.1

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AVERY DENNISON